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                                                        EXHIBIT 10.7





                                        March 14, 1995

1120 Associates Limited Partnership
2 Eves Drive
Marlton, New Jersey 08053


         Re: $6,500,000 Loan from Sun Life Assurance Company of Canada (U.S.) ("Loan")

Dear Sir:

         This letter sets forth certain agreements between Sun Life Assurance Company of Canada (U.S.) ("Mortgagee") and 1120 Associates Limited Partnership ("Mortgagor"), regarding (i) the release by Mortgagee of condemnation award proceeds following a taking or condemnation and insurance proceeds following a casualty, (ii) transfers of partnerships interests and the property encumbered by the Mortgage ("Mortgaged Property"), and (iii) subordinate indebtedness. Capitalized terms used herein have the same meaning as set forth in the Mortgage and Security Agreement of even date herewith from 1120 Associates Limited Partnership to us (the "Mortgage").

         1.      (a)      Notwithstanding anything to the contrary set forth in
Section 8 of the Mortgage, Mortgagee agrees that (provided no Event of Default has occurred under the Mortgage or under the Note or any other document given as collateral security for the Note, and subject to the provisions of subsection (c) below) in the event of a con demnation or taking, Mortgagee will make available to Mortgagor the proceeds received by it for purposes of restoration of the Mortgaged Property on the following terms and conditions:

                          (i)          prior to the commencement of
restoration, the contracts, contractors, and plans and specifications for the restoration shall have been approved by Mortgagee, and Mortgagee, at its option, shall be provided with a surety bond insuring satisfactory completion of the restoration, such insurance and bond to be in form acceptable to Mortgagee;

                          (ii)         at the time of any disbursement
Mortgagor shall not be in default hereunder, no mechanics' or materialmen's liens shall have been filed and remain undischarged (or unbonded if contested in good faith) and a satisfactory bringdown of title insurance shall be delivered to Mortgagee;

                          (iii)        disbursements shall be made from time to
time in an amount not exceeding the cost of the work completed since the last disbursement, upon approval by Mortgagee's engineer and receipt of satisfactory evidence of the stage of completion and of performance of the work in good and workmanlike manner in accordance with the contracts, plans and specifications;

                          (iv)         the restoration fund shall be deposited
in an escrow account with Mortgagee; and

                          (v)          such restoration and the disbursement of
the restoration fund shall be otherwise effected in accordance with the provisions of Mortgagee's standard building loan agreement.

                 (b) Prior to the commencement of restoration, or at any time thereafter, if the estimated cost of restoration, as reasonably determined by Mortgagee, exceeds the amount of proceeds paid on account of the cost of such restoration, the amount of such excess shall be paid by Mortgagor to Mortgagee in cash or by means of other security satisfactory to Mortgagee, and shall be added to the restoration fund.

                 (c) If no restoration is necessary, or if the Mortgaged Property cannot be restored to a condition functionally similar to its condition prior to the taking within one hundred eighty (180) days, or if any material Lease is terminated by the tenant as a result of such condemnation, Mortgagee, at its sole option, shall apply all or part of the proceeds to reduce the outstanding principal indebtedness secured hereby, and shall pay over to Mortgagor the balance not so applied (if any).
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                 (d)      If, prior to the receipt of the proceeds by
Mortgagee, the Mortgaged Property shall have been sold on foreclosure of the Mortgage, Mortgagee shall have the right to receive the proceeds to the extent of:

                          (i)          any deficiency found to be due to
Mortgagee in connection with the foreclosure sale, with interest thereon, at the Default Rate set forth in the Note, and

                          (ii)         reasonable counsel fees, costs and
disbursements incurred by Mortgagee in connection with the collection of the proceeds.

                 (e) If the amount of the initial award of damages for the total condemnation is insufficient to pay in full the indebtedness secured hereby with interest and other appropriate charges, Mortgagee shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Mortgagee or Mortgagor, for which Mortgagee is hereby appointed irrevocably as attorney-in-fact for Mortgagor.
In that event, the reasonable expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the proceeds, and only the excess, if any, paid to the Mortgagee shall be credited against the amounts due under this Mortgage.

                 (f) Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party to any condemnation proceedings.

         2.      (a)      Notwithstanding anything to the contrary set forth in
Section 10 of the Mortgage, Mortgagee agrees that (provided that no Event of Default has occurred under the Mortgage or under the Note or any other document given as collateral security for the Note, and provided that the Mortgaged Property can, in Mortgagee's opinion, be restored to its condition on the date hereof within 180 days following the casualty) in the event of such loss or damage or casualty, Mortgagee will make available the proceeds received by it for purposes of restoration of the Mortgaged Property on the following terms and conditions:

                          (i)          prior to the commencement of
restoration, the contracts, contractors, and plans and specifications for the restoration shall have been approved by Mortgagee, and Mortgagee, at its option, shall be provided with a surety bond insuring satisfactory completion of the restoration, such insurance and bond to be in form reasonably acceptable to Mortgagee;

                          (ii)         at the time of any disbursement
Mortgagor shall not be in default under the Mortgage, no mechanics' or materialmen's liens shall have been filed and remain undischarged (or unbonded if contested in good faith) and a satisfactory bringdown of title insurance shall be delivered to Mortgagee;

                          (iii)        disbursements shall be made from time to
time in an amount not exceeding the cost of the work completed since the last disbursement, upon approval by Mortgagee's engineer and receipt of satisfactory evidence of the stage of completion and of performance of the work in good and workmanlike manner in accordance with the contracts, plans and specifications;

                          (iv)         the restoration fund shall be deposited
in an escrow account with Mortgagee; and

                          (v)          such restoration and the disbursement of
the restoration fund shall be otherwise effected in accordance with the provisions of Mortgagee's standard building loan agreement.

                 (b) Prior to the commencement of restoration, or at any time thereafter, if the estimated cost of restoration, as reasonably determined by Mortgagee, exceeds the amount of proceeds paid on account of the cost of such restoration, the amount of such excess shall be paid by Mortgagor to Mortgagee in cash or by means of other security satisfactory to Mortgagee, and shall be added to the restoration fund.

                 (c) If no restoration is necessary, Mortgagee, at its sole option, shall apply all or part of the insurance proceeds to reduce the outstanding principal indebtedness secured hereby, and shall pay over to Mortgagor the balance not so applied (if any).

         3. Notwithstanding anything to the contrary set forth in Section 7 of the Mortgage, (i) limited partnership interests in Mortgagor, and shares or partnership interests in the entities composing Mortgagor, may be transferred by





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the existing partners without Mortgagee's consent, but with prior written notice to Mortgagee, so long as Dr. A.M.H.M. Sallam and Lulua Sallam remaining controlling shareholders of Palomino Corporation, which shall at all times remain the general partner of Mortgagor, and (ii) Mortgagee shall not unreasonably withhold its consent to a one-time transfer of the Mortgaged Property to a purchaser approved by Mortgagee, in its sole discretion, as to financial strength, reputation and experience in owning and operating commercial real estate; provided, however, that any such consent shall be conditioned upon (A) receipt by Mortgagee from Mortgagor of a transfer fee equal to one and one-half percent (1.5%) of the then-outstanding principal balance, and (B) Mortgagor's payment of all costs and expenses, including without limitation Mortgagee's legal fees, incurred in connection with such transfer.

         4.      Notwithstanding the restrictions in Section 6 of the Mortgage:

                 (a) Mortgagor may grant a subordinate mortgage ("Subordinate Mortgage") to secure a standard amortizing loan ("Subordinate Loan") from a financial institution approved in advance by Mortgagee, provided that the amount of the Subordinate Loan shall not exceed $200,000. The Subordinate Mortgage may not be granted until Mortgagee has approved in writing the identity of the lender as set forth above. Any such lender shall further be required to execute a Subordination Agreement in form reasonably approved by Mortgagee. Mortgagor shall pay all costs and expenses, including without limitation Mortgagee's legal fees, incurred by Mortgagee in connection with such Subordinate Loan.

                 (b) In the event that the Mortgaged Property is transferred in accordance with the requirements of Section 3 above, the purchaser of the Mortgaged Property shall be permitted to grant a subordinated purchase money mortgage ("Subordinate Purchase Mortgage") to secure a purchase money loan from Mortgagor, or from a financial institution approved in advance by Mortgagee, with terms and conditions approved in advance by Mortgagee ("Subordinated Purchase Loan") in an amount which, when added to the unpaid principal balance of the loan secured by this Mortgage, shall not exceed seventy five percent (75%) of the purchase price of the Mortgaged Property. The Subordinate Purchase Mortgage may not be granted until Mortgagee has approved in writing the identity of the lender and the terms and conditions as set forth above. Any such lender shall further be required to execute a Subordination Agreement in form reasonably approved by Mortgagee. Mortgagor shall pay all costs and expenses, including without limitation Mortgagee's legal fees, incurred by Mortgagee in connection with such Subordinate Purchase Loan.

         5. Dr. A.M.H.M. Sallam shall execute and deliver to Mortgagee on the date hereof a Master Lease of the Computer Sciences Corporation premises for a term of six (6) years, at the same rent as the CSC Lease but not less than $18.50 per square foot gross, and otherwise on the same terms and conditions as the CSC Lease. Any default by Dr. Sallam under such Master Lease shall be an Event of Default under the Note and Mortgage. The provisions of this subsection 5 shall terminate and expire upon renewal by Computer Sciences Corporation of the CSC Lease for a renewal term of at least five (5) years on financial terms at least as favorable to Mortgagor as those in the CSC Lease.

Please acknowledge your agreement to these terms by executing a copy of this letter.

                   SUN LIFE ASSURANCE COMPANY OF
                   CANADA (U.S.)

                   By:   /s/   Jeffrey J. Skerry
                       -----------------------------------------------
                               Jeffrey J. Skerry, Associate Counsel

                   1120 ASSOCIATES LIMITED PARTNERSHIP,
                   a Delaware limited partnership

                   By: Palomino Corporation, a Pennsylvania corporation, general partner

                            By:  /s/  Joseph D. Gonnelli
                               ---------------------------------------
                                    Joseph D. Gonnelli, Vice President

                            Attest:   /s/   R. Brian Jackson
                                    ----------------------------------
                                        R. Brian Jackson





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